Exhibit 99.B(h)(3)

SCHEDULE D
TO THE AMENDED AND RESTATED
ADMINISTRATION AND TRANSFER AGENCY AGREEMENT
BETWEEN SEI INSTITUTIONAL INVESTMENTS TRUST
AND
SEI INVESTMENTS GLOBAL FUNDS SERVICES

DATED AS OF DECEMBER 10, 2003
as amended September 16, 2004, June 23, 2006, December 7, 2006, December 5, 2007, September
17, 2009, December 9, 2009, September 14, 2010, June 21, 2011, December 6, 2011, March 27, 2012,
December 10, 2013, June 25, 2014, December 9, 2014, September 15, 2015, December 6, 2016 and
October 25, 2017

Portfolios:                                        This Agreement shall apply with respect to all portfolios of the Trust, either now existing or in the future created. The following is a listing of the current portfolios of the Trust (collectively, the “Funds”):

Large Cap Fund

Small Cap Fund

Emerging Markets Equity Fund

Core Fixed Income Fund

High Yield Bond Fund

Large Cap Index Fund

Large Cap Disciplined Equity Fund

Small/Mid Cap Equity Fund

Long Duration Fund

World Equity Ex-US Fund

Emerging Markets Debt Fund

Real Return Fund

U.S. Managed Volatility Fund

Opportunistic Income Fund (f/k/a Enhanced LIBOR Opportunities Fund)

Screened World Equity Ex-US Fund

Dynamic Asset Allocation Fund

Ultra Short Duration Bond Fund

Multi-Asset Real Return Fund

Extended Market Index Fund

Small Cap II Fund

Long Duration Credit Fund

S&P 500 Index Fund

Limited Duration Bond Fund

Intermediate Duration Credit Fund

Global Managed Volatility Fund

World Select Equity Fund

U.S. Equity Factor Allocation Fund

Fees:                                                                    Pursuant to Article 5, the Trust shall pay the Administrator the following fees, at the annual rate set forth below calculated based upon the aggregate average daily net assets of the Trust:

Large Cap Fund	0.05%
Small Cap Fund	0.05%
Emerging Markets Equity Fund	0.05%
Core Fixed Income Fund	0.05%
High Yield Bond Fund	0.05%
Large Cap Index Fund	0.05%
Emerging Markets Debt Fund	0.05%
Large Cap Disciplined Equity Fund	0.05%
Small/Mid Cap Equity Fund	0.05%
Long Duration Fund	0.05%
World Equity Ex-US Fund	0.05%
Real Return Fund	0.05%
U.S. Managed Volatility Fund	0.05%
Opportunistic Income Fund (f/k/a Enhanced LIBOR Opportunities Fund)	0.05%
Screened World Equity Ex-US Fund	0.05%
Dynamic Asset Allocation Fund	0.05%
Ultra Short Duration Bond Fund	0.05%
Multi-Asset Real Return Fund	0.05%
Extended Market Index Fund	0.05%
Small Cap II Fund	0.05%
Long Duration Credit Fund	0.05%
S&P 500 Index Fund	0.05%
Limited Duration Bond Fund	0.05%
Intermediate Duration Credit Fund	0.05%
Global Managed Volatility Fund	0.05%
World Select Equity Fund	0.05%
U.S. Equity Factor Allocation Fund	0.05%

SEI Institutional Investments Trust	SEI Investments Global Fund Services

By:	By:
/s/ Stephen G. MacRae	/s/ Stephen G. Meyer

Name:	Name:
Stephen G. MacRae	Stephen G. Meyer

Title:	Title:
Vice President	CEO & President